UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Otelco Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2015. As set forth below, at the Annual Meeting, the holders of the Company’s Class A Common Stock voted on three proposals.

Proposal 1 – Election of Directors

At the Annual Meeting, the holders of the Company’s Class A Common Stock elected Norman C. Frost, Curtis L. Garner, Jr., Howard J. Haug, Stephen P. McCall, Brian A. Ross, Robert J. Souza and Gary L. Sugarman as directors of the Company for a term to expire at the Company’s 2016 Annual Meeting of Stockholders. The results of the voting were as follows:

	For	Withheld	Broker Non-Vote
Norman C. Frost	854,788	207,035	1,220,635
Curtis L. Garner, Jr.	854,625	207,198	1,220,635
Howard J. Haug	854,465	207,358	1,220,635
Stephen P. McCall	995,405	66,418	1,220,635
Brian A. Ross	854,985	206,838	1,220,635
Robert J. Souza	853,545	208,278	1,220,635
Gary L. Sugarman	856,038	205,785	1,220,635

Proposal 2 – Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the holders of the Company’s Class A Common Stock ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
2,227,180	48,089	7,189	0

Proposal 4 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executives

At the Annual Meeting, the holders of the Company’s Class A Common Stock approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
900,684	152,198	8,941	1,220,635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 15, 2015

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer